                                                                   Exhibit 10.37

                  AGREEMENT dated 29th March 2000 between ALLIED MEDICARE
LIMITED, whose registered office is at Medicare House, Stone Business Park,
Brooms Road, Stone, Staffordshire ST15 OTL (the "Company") and CHARLES MURPHY of
8 Tidwells Lea, Warfield Green, Bracknell, Berkshire RG42 3TP (the "Executive").

                  1. MEANING OF WORDS USED. In this Agreement the following
expressions have the following meanings:

                  "Board" shall mean the Board of Directors of the Company from time to time and any other person or persons authorized by the Board as its representative for the purposes of this Agreement.

                  "Commencement Date" shall mean 18 October 1999.

                  "Group" shall mean the Company and any holding company for the time being of the Company or any subsidiary for the time being of the Company or of any such holding company (as defined in Section 736 of the Companies Act 1985 as amended).

                  "Group Company" shall mean any company in the Group.

                  2. PREVIOUS AGREEMENTS. This Agreement contains the entire and only agreement and will govern the relationship between the Company and the
Executive from the Commencement Date in substitution for all previous agreements and arrangements (whether written, oral or implied) between the Company or any
Group Company and the Executive relating to the Executive's services all of which will be deemed to have terminated by consent with effect from the
Commencement Date.

                  3. TITLE AND NOTICE.

                     3.1     The Company will employ the Executive as Head of
Finance on the terms and conditions of this Agreement from the Commencement Date unless and until this Agreement is terminated by either party giving the other not less than one (1) months prior written notice during the first 6 months and thereafter 6 months written notice.

                     3.2     The Company has the discretion to terminate the
Executive's employment immediately by paying salary in lieu of notice (less any tax which the Company may be required to deduct) or in lieu of the remainder of the notice period if at the Company's request the Executive has worked during part of the notice period.

                     3.3     Notwithstanding the provisions of Clause 3.1, the
Executive's employment will terminate automatically on his 60th birthday unless otherwise agreed by the Company and Executive.

                     3.4     The Executive's continuous employment with the
Company for the purposes of the Employment Rights Act 1996 commenced on 18
October 1999. No employment with a previous employer counts as part of the
Executive's period of continuous employment.

                  4. DUTIES.

                     4.1     The Executive will carry out the duties and
functions, exercise the powers and comply with the instructions assigned or given to him from time to time by the Board. Except when prevented by illness, accident or holiday, the Executive will devote all of his working time to the affairs of the Company and where appropriate the Group and do his best to promote their interests provided that the Board may at any time for any reason require the Executive to cease performing and exercising all or any of his duties, functions or powers.

                     4.2    The Executive will if and so long as he is so
required by the Company carry out duties for and/or act as officer or employee of any other Group Company.

                  5. PLACE OF WORK. The Executive will perform his duties
principally at the head office of the Company or any other place of business of the Company or of any Group Company as the Company requires and it is a condition of the Executive's employment that he complies with any such requirement. The Executive will not be required to go to or reside anywhere outside the United Kingdom except for occasional visits in the ordinary course of his duties.

                  6. HOURS OF WORK. The Company's normal hours of work are 37.5 hours per week Monday to Friday but the Executive will be required to work additional hours without additional remuneration in order to meet the requirements of the business and for the proper performance of his duties.

                  7. REMUNERATION.

                     7.1     The Company will pay the Executive an annual salary
of (pound)75,000 (or any higher rate notified to him by the Board) which shall be inclusive of a commuted salary payment to the Executive's pension scheme as referred to in Clause 10.1. Salary will accrue from day to day and be payable in arrears by equal monthly installments on the 28th day of each month.

                     7.2     At the discretion oldie Boatel the Company may from
time to time make additional payments to the Executive in the form of bonuses, initially not exceeding a maximum of (pound)10,000 per annum. Any payments will be determined in accordance with such formula as may be agreed from time to time between the Executive and the Company linked to the budgeted levels of gross profit and/or performance targets or criteria. Participation in any bonus schema for any year does not confer on the Executive any right to the continuation of any bonus scheme or to participation in any bonus scheme, which may be operated the following year or subsequent years.

                  8. EXPENSES. The Executive will be reimbursed for all
out-of-pocket expenses reasonably and properly incurred by him in the performance of his duties on hotel, travelling, entertainment and other similar items subject to production of satisfactory evidence of expenditure.

                  9. MOTOR CAR. During the Executive's employment the Company will provide him with a car of a capital value not exceeding (pound)23,000 in accordance with the Company's Car Policy as amended from time to time commensurate with his status for his sole use. The Company will pay all road tax, insurance premiums and running expenses in respect of the car including maintenance, repairs and fuel except for fuel costs for private use outside the
U.K. On termination of his employment for any reason the Executive will immediately return the car, its keys and all documents relating to it to the
Company.

                  10. PENSION AND OTHER BENEFITS.

                     10.1     During the Executive's employment the Company will
pay contributions under personal pension arrangements made by him and acceptable to the Company at such rate as the Executive may elect as being commuted from the Executive's salary. There is no contracting out certificate in force in respect of the Executive's employment. At the date of this Agreement it has been agreed that the Company will make contributions to be agreed, per annum, into a scheme designated by the Executive.

                     10.2     During his employment the Executive will be
entitled to participate for the benefit of himself, his spouse and his 2 daughters at the Company's expense in the Company's scheme relating to private medical expenses insurance subject to the rules of the said scheme from time to time and to the Executive continuing to be eligible to participate in or benefit from the scheme.

                     10.3     The Executive will be provided with at the
Company's expense a mobile telephone for business and reasonable private use.

                  11. RELOCATION. The Company will reimburse the Executive for the reasonable costs of relocation from his current address in order to take up this appointment to include removal expenses, legal and estate agents' fees and the cost of temporary accommodation, not exceeding the sum of(pound)1,000 in total.

                  12. HOLIDAYS.

                     12.1     In addition to normal public holidays, the
Executive will be entitled to 25 working days' paid holiday in each calendar year, such holiday to be taken at such time or tines as may be approved by the
Board.

                     12.2     Any holiday entitlement, which is not taken by the
end of the calendar year to which it relates, will be lost and may not be carried forward without the written permission of the Board.

                     12.3     The Executive' entitlement to paid holiday, in the
calendar year in which his employment terminates, will be 2.08 days for each completed calendar month in that year rounded up to the nearest half day.
Provided that no such entitlement to paid holiday will arise if the Executive terminates his employment without the Company's consent before the expiry of notice given by him pursuant to Clause 3.1 or without giving notice or if the Company terminates the Executive's employment pursuant to Clause 17.

                     12.4     Where the Executive has taken more or less than
his holiday entitlement, in the year his employment terminates, a proportionate adjustment will be made by way of addition to or deduction from (as appropriate)
his final gross pay calculated at the rate of 1/260th of annual remuneration for each day's holiday.

                  13. OUTSIDE INTENTS. The Executive will not during his
employment, except with the UK Group Board of Director's written permission, whether alone or on behalf of or in association with any other person, be directly or indirectly engaged, concerned or interested in any capacity, in any trade, business or occupation other than the business of the Company or any
Group Company. Provided the Executive will not be precluded from being interested for investment purposes only as a beneficial owner of any shares representing up to five percent of the total issued share capital in any company whose shares are listed or dealt in on any recognised investment exchange
(within the meaning of section 207 of the Financial Services Act 1986). (Please see Addendum 1 attached.)

                  14. CONFIDENTIALITY. The Executive will not either during his employment or at any time following termination for any reason and in any manner use or divulge to any person, company or other organization (except to officials of any Group Company who are entitled to know) any trade secret or confidential information or information constituting a trade secret acquired or discovered by him in the course of his employment with the Company relating to the private affairs or business of the Company or any Group Company or their suppliers, customers, management or shareholders. This restriction does not apply to any information which is or becomes in the public domain otherwise than through the
Executive's unauthorized disclosure.

                  15. INCAPACITY.

                     15.1     If the Executive is absent from his duties as a
result of illness or injury he will notify the Company as soon as possible and complete any self-certification forms required by the Company. If the incapacity continues for a period of 7 days or more he will produce to the Company medical certificates for the duration of the absence.

                     15.2     Subject as follows and provided he complies with
the Company's notification and certification procedures if the Executive is absent from his duties as a result of illness or injury he will be entitled to receive his full salary far a maximum period (in total) of 26 weeks in any period of 12 months followed by half salary for a maximum period (in total) of
26 weeks.

                     15.3     The remuneration paid under Clause 15.2 will
include any Statutory Sick Pay payable and when this is exhausted will be reduced by Social Security Sickness Benefit or other benefits recoverable by the
Executive (whether or not recovered). For the avoidance of doubt the Executive's right to receive sick pay from the Company pursuant to Clause 15.2 will not prejudice or limit in any way the Company's right to terminate the Executive's employment pursuant to this Agreement.

                     15.4     Whether or not the Executive is absent by reason
of sickness, injury or other incapacity he will at the request of the Board agree to have a medical examination by a doctor appointed and paid for by the
Company and the Executive authorizes the Board to have unconditional access to any report or reports (including copies) produced as a result of any examination from time to time required by the Board.

                  16. RESTRICTIVE COVENANTS.

                     16.1     For a period of 12 months from the date on which
the Executive's employment under this Agreement terminates the Executive will not directly or indirectly whether alone or in conjunction with or on behalf of any other person and whether as a principal, shareholder, director, employee, agent, consultant, partner or otherwise:

                          16.1.1     be engaged, concerned or interested in, or
         provide technical, commercial or professional advice to, any other business which in competition with the Company or any Group Company for which the Executive has performed services or had operational or management responsibilities supplies products or services which are of the same kind as or of a materially similar kind to or competitive with any products or services sold or supplied by the Company or any Group
         Company during the period of 12 months immediately before the termination of the Executive's employment and with which sale or supply the Executive was directly concerned or connected or of which he had personal knowledge or in respect of which he had acquired or had access to confidential information.

                          16.1.2     so as to compete with the Company or any
         Group Company for which the Executive has performed services or had operational or management responsibilities canvass, solicit or approach or deal or contact with any person, firm, company or organisation who or which at any time during the period of 12 months immediately before the termination of the Executive's employment is or was a client or customer of the Company or any such Group Company or negotiating with the Company or any such Group Company and with whom or which the
         Executive was directly concerned or connected or of whom or which the
         Executive had personal knowledge for the sale or supply of products or services which are of the same kind as or of a materially similar kind to or competitive with any products or services sold or supplied by the
         Company or any Group Company during the period of 12 months immediately before the termination of the Executive's employment and with which sale or supply the Executive was directly concerned or connected or of which he had personal knowledge or in respect of which he had acquired or had access to confidential information.

                     16.2     While the restrictions in this Clause 16 are
regarded by the parties as fair and reasonable it is hereby declared that each of the restrictions is intended to be separate and severable. If any restriction is held to be unreasonably wide but would be valid if part of the wording was deleted, such restriction will apply with so much of the wording deleted as may be necessary to make it valid.

                     16.3     If the Executive applies for or is offered a new
employment, appointment or engagement, the Executive will before entering into any related contract bring the terms of this Clause 16 to the attention of the third party proposing to employ, appoint or engage him.

                  17. TERMINATION.

                     17.1     The Company may terminate the Executive's
employment immediately by summary notice in writing if he:

                          17.1.1    commits, repeats or continues any serious
         breach of this Agreement; or

                          17.1.2    is guilty of serious misconduct or gross
         incompetence; or

                          17.1.3    adversely prejudices or does or fails to do
         anything which in the reasonable opinion of the Board is likely to prejudice adversely the interests or reputation of the Company or any
         Group Company; or

                          17.1.4    is convicted of any criminal offence (other
         than an offense which does not in the reasonable opinion of the Board affect his employment); or

                          17.1.5    becomes bankrupt or enters into or makes any
         arrangement or composition with or for the benefit of his creditors generally; or

                          17.1.6    becomes of unsound mind; or

                          17.1.7    becomes incapacitated by illness, injury or
         otherwise from performing his duties for a period exceeding (in total)
         26 weeks in any period of 12 months.

                     17.2     After notice of termination has been given by
either party under Clause 3.1 or if the Executive seeks or indicates an intention to resign from his employment without notice, provided that the
Executive continues to be paid and to enjoy his full contractual benefits until his employment terminates in accordance with the terms of this Agreement, the
Board has absolute discretion for all or part of the notice period under Clause
3.1 to exclude the Executive from the premises of the Company and/or require him to carry out specified duties for the Company other than those referred to in
Clause 4 or to carry out no duties and/or to instruct him not to communicate with suppliers, customers, employees, agents or representatives of the Company or any Group Company until his employment has terminated.

                     17.3     On commencement of any period of exclusion
pursuant to Clause 17.2, the Executive will deliver up to the Company in accordance with Clause 19 all

property belonging to the Company or any Group Company. During any such exclusion period holiday entitlement will not accrue. Any untaken holiday entitlement accrued up to the beginning of the exclusion period should be taken during that period. The Executive will agree holiday days in advance with the
Board.

                  18. DEDUCTIONS. The Executive authorizes the Company to deduct from his remuneration on termination of employment (including salary, pay in lieu of notice, commission, bonus, holiday pay and sick pay) all debts owed by him to the Company or any Group Company.

                  19. DOCUMENTS AND COMPANY PROPERTY. On termination of his
employment for any reason (or earlier if requested), the Executive will immediately deliver up to the Company originals and copies of all documents, accounts, computer disks and printouts and all other property in his possession or control which belong or relate in any way to the business of the Company or any Group Company.

                  20. DISCIPLINARY AND GRIEVANCE PROCEDURES. The Company has a
disciplinary procedure which is available from the Company Secretary. If the
Executive has a grievance in relation to his employment or is dissatisfied with a disciplinary decision against him he may apply in writing to the Board whose decision shall be final.

                  21. NOTICES. Notices to be given under this Agreement by the
Executive to the Company should be left at its registered office or sent by first-class post and notices given by the Company to the Executive should be handed to him personally or sent by first-class post or sent by facsimile transmission addressed to his usual or last known place of residence.

                  22. LAW AND JURISDICTION. This Agreement will be governed by and interpreted in accordance with the law of England and Wales. The parties submit to the exclusive jurisdiction of the English Courts is relation to any claim, dispute or matter arising out of or relating to this Agreement.

                  [Remainder of page intentionally left blank]

                  THIS AGREEMENT has been signed on behalf of the Company and executed and delivered as a deed by the Executive on the date set out at the beginning.

SIGNED by C. L Kernahan for and                    )
on behalf of the Company                           )         /s/ C.L. Kernahan
                                                   )         -----------------
                                                             Director/Secretary

EXECUTED AND DELIVERED                             )
AS A DEED BY THE EXECUTIVE                         )         /s/ Charles Murphy
in the presence of:                                )         ------------------
                                                             Charles Murphy

Witness:

Signature: /s/ D.I. Johnson
           ----------------------

Name: D.I. Johnson
      ---------------------------

                                   ADDENDUM 1.
                                   -----------

                                OUTSIDE INTERESTS
                                -----------------

Charles Murphy has declared the following outside interests to:

Mr T M Aitken, Chairman and CEO and,

Ms S Ladd Eames, President of Transworld Healthcare Inc.

They have acknowledged these and expressed their acceptance of the interests held by Mr. Murphy.

Outside Interests Declared:

a)    Shares in Everton Football Club PLC.

b)    Trustee for Family Trust (Father) involving no more than 10 hours per annum and a reimbursement of(pound)1,000.

c)    A 12% Shareholding ((pound)30,000) in Visual Networks Ltd, with no executive involvement.

                                  Addendum 1-1